Exhibit 10.2

November 6, 2019

Mr. Marvin White

APTEVO RESEARCH AND

DEVELOPMENT LLC

2401 Fourth Avenue, Suite 1200

Seattle, Washington 98121

RE:Lease Dated April 28, 2003 by and between Selig Real Estate Holdings Eight, LLC and later assigned to SREH 2018 Holdings LLC and Aptevo Research and Development LLC.

Dear Daphne:

Please let this letter serve as our agreement, subject to the provisions described herein, to cancel and terminate the above referenced Lease of 3,067 rentable square feet located on the first floor of our 2401 Fourth Avenue Building.

Provided that if Lessee is not in breach of any of the terms and conditions set forth in the Lease, the effective date of this lease cancellation shall be August 31, 2019, and thereafter all rights and obligations pertaining to this Lease will terminate.

Unless modified herein, all other Lease terms and conditions shall remain in full force and effect.

If you are in agreement with the above, please sign and notarize three (3) original copies and return all three (3) to my attention for Martin Selig’s signature. Upon full execution I shall return one (1) original for your records.

Sincerely,

/s/ Michael Brixner

Michael Brixner

SIGNATURE BLOCK ONLY ON LAST PAGE

Mr. Marvin White

APTEVO RESEARCH AND

DEVELOPMENT LLC.

August 9, 2019

AGREED AND ACCEPTED:

SREH 2018 HOLDINGS LLC		APTEVO RESEARCH AND DEVELOPMENT LLC

	/s/ Martin Selig		/s/ Marvin White
By:	Martin Selig	By:	Marvin White
Its:	Manager	Its:	President & CEO
Dated:	August 22, 2019	Dated:	8/16/19